Exhibit 5.11

April 29, 2019

TO:	Seabridge Gold Inc.
British Columbia Securities Commission
Ontario Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Nova Scotia Securities Commission
The Office of the Yukon Superintendent of Securities
Toronto Stock Exchange
United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”)
Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

●	2016 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update and Preliminary Economic Assessment dated October 6, 2016 (the “Report”)

In connection with the Company’s short form base shelf prospectus dated April 29, 2019 and all documents incorporated by reference therein (collectively, the “Prospectus”) and the Company’s Registration Statement on Form F-10 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Greg Gosson, on behalf of Wood Canada Limited, formerly known as Amec Foster Wheeler Americas Limited (Wood), hereby:

1.	consent to references to content from sections of the Report prepared by Wood, and the use of any extracts from or a summary of the content of the Report prepared by Wood, in the Prospectus and the Registration Statement;

2.	consent to the use of Wood’s name and the incorporation by reference of information derived from the sections of the Report prepared by Wood in the Prospectus and the Registration Statement;

3.	confirm that I have read the Prospectus and the Registration Statement and that they fairly and accurately represent the information in the sections of the Report for which Wood is responsible for preparing; and

4.	confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the services performed by Wood in connection with the Report.

On behalf of Wood Canada Limited (formerly Amec Foster Wheeler Americas Limited)

/s/ Greg Gosson
Greg Gosson, P.Geo., Manager, Consulting Canada Wood Canada Limited